Exhibit 99.B(g)(4)(i)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT NO. 1 TO REINSURANCE AGREEMENT

This Amendment No. 1 (“Amendment No. 1”), effective as of June 30, 2022 (the “Amendment No. 1 Effective Date”) by and between The Lincoln National Life Insurance Company (the “Ceding Company”), and Talcott Resolution Life Insurance Company (the “Reinsurer”), amends the Reinsurance Agreement (the “Agreement”), that was effective as of July 1, 2021, by and between the Ceding Company and the Reinsurer. Capitalized terms used but not otherwise defined in this Amendment No. 1 shall have the respective meanings ascribed to such terms in the Agreement.

PRELIMINARY STATEMENTS

A.               The parties entered into the Agreement, pursuant to which the Ceding Company cedes to the Reinsurer and the Reinsurer assumes the Quota Share of certain Rider risks; and

B.               The parties desire to amend the Agreement, effective as of the Amendment No. 1 Effective Date to extend the New Business Termination Date and adjust the Quota Share.

NOW, THEREFORE, in accordance with Section 1.15 of the Agreement and in consideration of the promises, covenants and agreements hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Section 1.19 of the Agreement is hereby amended as follows:

The following shall be removed from notices:

Kris Kattmann

Vice-President

The Lincoln National Life Insurance Company

100 N. Greene St.

Greensboro, NC 27401

Email: Kris.Kattmann@lfg.com

And replaced with the following:

Laura Lancia

Senior Analyst, Annuity Reinsurance

The Lincoln National Life Insurance Company

1301 S. Harrison Street

Fort Wayne, IN 46802

Email: Laura.Lancia@lfg.com

2.	The following term is hereby added to Article XIII:

“Reinsured Deposits” means the applicable Quota Share for each Rider multiplied by the aggregate Deposits associated with the Base Annuity to which each Rider reinsured hereunder relates.

3.	The following terms in Article XIII of the Agreement are hereby deleted in their entirety and replaced with the following, respectively:

“Cap Date” means the last day of the month in which the aggregate Reinsured Deposits is equal to or greater than [REDACTED], provided the aggregate Reinsured Deposits at such time do not exceed [REDACTED]. In the event such Reinsured Deposits exceed [REDACTED], then the Cap Date shall be the last day of the prior month in which the aggregate Reinsured Deposits exceeded [REDACTED].

“New Business Termination Date” means the earlier to occur of (i) June 30, 2023, (ii) the Cap Date, (iii) the date specified by the Ceding Company following an Early Termination Event, as described in Article VII, Paragraph 3.B(i) or (iv) the date specified by the Ceding Company following a Proposed Program Change Early Termination Event, as described in Article VII, Paragraph 3.B(i).

“Quota Share” means (a) [REDACTED] for Riders with a Rider Date on or prior to June 30, 2022, and (b) [REDACTED] for Riders with a Rider Date after June 30, 2022.

4.	Schedule B attached to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

5.	This Amendment No. 1 will be governed by the laws of the State of Indiana, without giving effect to the choice of law provisions.

6.	Except as expressly amended and/or superseded by this Amendment No. 1, the Agreement shall remain in full force and effect. This Amendment No. 1 shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. In the event of any inconsistency between this Amendment No. 1 and the Agreement with respect to the matters set forth herein, this Amendment No. 1 shall take precedence.

7.	This Amendment No. 1 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other means of electronic transmission will be as effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed by their duly authorized Representatives effective as of the Amendment No. 1 Effective Date.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By	[REDACTED]

Name: William A. Panyard
Title: Assistant Vice President
Date: June 30, 2022

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By	[REDACTED]

Name: Peter M. Manley
Title: Head of Corporate Development & Strategy
Date: June 30, 2022

SCHEDULE B

The Lincoln National Life Insurance Company

Monthly Settlement Report

Talcott Resolution Treaty

For Month Ended xx-xx-xxxx

Rider Dates: 4/1/2021 – 6/30/2022

Reinsurance Premiums

[REDACTED]

Reinsured Liabilities

[REDACTED]

Rider Dates: 7/1/2022 – 6/30/2023

Reinsurance Premiums

[REDACTED]

Reinsured Liabilities

[REDACTED]